                                                                    Exhibit 99.3


                      (MILLER AND LENTS, LTD. LETTERHEAD)



                                January 30, 2004



Mr. Ron E. Hooper
Senior Vice President
Bank of America, N.A., Trustee
Williams Coal Seam Gas Royalty Trust
901 Main Street, Suite 1700
Dallas, Texas 75201

                                 Re: Proved Reserves and Future Net Revenues As of December 31, 2003

Dear Mr. Hooper:

     At your request, we estimated the proved reserves and projected the future net revenues from the gas reserves in the Fruitland Coal Formation that are attributable to the subject interests of the Williams Coal Seam Gas Royalty Trust ("WTU"). These interests consist of net profits interests in natural gas properties located in the San Juan Basin in Colorado and New Mexico.

     A summary of the reserves for the Underlying Properties and Royalty Interests (net to the Trust) is as follows:

                                                                        FUTURE NET            PRESENT VALUE
                                              NET GAS RESERVES,          REVENUES,            AT 10 PERCENT
                                                   MMCF                     M$                PER ANNUM, M$
                                             ------------------     ------------------     ------------------
THE UNDERLYING PROPERTIES
      Proved Producing                                   94,520                327,003                217,452
      Proved Undeveloped                                 29,284                 86,647                 49,619
         TOTAL PROVED                                   123,804                413,650                267,071
THE ROYALTY INTERESTS (NET TO THE TRUST)
      Proved Producing                                   41,602                106,807                 62,005
      Proved Undeveloped                                  2,761                  6,876                  3,321
         TOTAL PROVED                                    44,363                113,683                 65,326

     In order to estimate the reserves to the WTU, it was necessary to estimate the reserves attributable to (i) the "Underlying Properties," which are certain working interest properties ("Working Interest Properties") and net profits interests properties ("Farmout Properties") that are managed by Williams Production Company ("WPC") and (ii) the "Royalty Interests," the variable net revenue interest conveyed to WTU by WPC. WTU receives a "Specified Percentage" of "Net Proceeds" from gas produced and sold from the Working Interest Properties and from the revenue stream of the Farmout Properties.

                      (MILLER AND LENTS, LTD. LETTERHEAD)


Mr. Ron E. Hooper                                               January 30, 2004
Bank of America, N.A., Trustee                                            Page 2
Williams Coal Seam Gas Royalty Trust

     For the Working Interest Properties, overhead costs (beyond the standard overhead charges for the non-operated properties) have not been included, nor have the effects of depreciation, depletion, and Federal Income Tax. Net Proceeds is defined as revenues derived from the sale of Working Interest Properties gas volumes less severance and ad valorem taxes, lease royalty payments, and operating expenses in excess of the estimates shown in Exhibit B of the Trust Conveyance. The reserves attributable to the Royalty Interests from the Working Interest Properties were computed by multiplying the net gas reserves of the Working Interest Properties by the ratio of (i) the net revenue received by WTU from the Working Interest Properties to (ii) total revenues from the Working Interest Properties after deduction of severance and ad valorem taxes.

     The proved reserves were estimated in accordance with the definitions contained in Securities and Exchange Commission Regulation S-X, Rule 4-10(a). Estimates of future net revenues and discounted future net revenues are not intended and should not be interpreted to represent the fair market value of the estimated reserves.

     The production forecast for the total proved reserves and future net revenues as of December 31, 2003 attributable to the Underlying Properties and to the WTU are shown on Table 1. Forecasts for proved developed reserves and proved undeveloped reserves are shown on Tables 2 and 3. The proved reserves and future net revenues as of December 31, 2003 attributable to the individual Underlying Properties are shown on the attached one-line summary identified as Table 4.

     The gas reserves for the Fruitland Coal were primarily estimated by decline curve analyses utilizing type curves for the various areas in the San Juan Basin. These type curves were developed for each area and were based on production histories and the initial reservoir pressures of the wells in the separate areas.

     The Trust provides for an Infill NPI on any second well drilled on the standard 320-acre spacing. In October 2002, the field rules for the Basin Fruitland Coal Gas Pool in New Mexico were revised to allow an optional second (infill) well in certain designated areas of the pool. As of July 2003, the infill drilling rules were further modified to allow such infill drilling in all areas of the pool. The Trust is entitled to receive 20 percent of the Infill Net Proceeds. The Working Interest Properties contain 394 infill locations of which 78 have been drilled and 315 additional locations are evaluated as containing proved undeveloped reserves according to the SEC guidelines.

     The gas price of $5.610 per MMBtu used in these projections for the Farmout Properties is based on the December 2003 Blanco Hub Index Price reported by WPC. The gas price for the Working Interest Properties is the adjusted price of $3.805 per MMBtu until December 31, 2012, after which the contract will no longer be in effect. Beginning in year 2013, the gas price is $5.610 per MMBtu, based on the December 2003 Blanco Hub Index Price. Gathering and transportation charges, taxes, treating, and other costs payable prior to the delivery points were deducted from the index price in order to determine the wellhead price used in this evaluation. These prices and deductions were held constant.

                      (MILLER AND LENTS, LTD. LETTERHEAD)



Mr. Ron E. Hooper                                               January 30, 2004
Bank of America, N.A., Trustee                                            Page 3
Williams Coal Seam Gas Royalty Trust

     Deductions for lease royalty and production and ad valorem taxes for the Working Interest Properties were based on the December 2003 index gas price of $5.610 per MMBtu less appropriate deductions as reported by WPC.

     Operating expense estimates were based on expenses incurred during 2003 and were not escalated. Where appropriate, estimated operating expenses which exceeded the operating expenses in Exhibit B to the Conveyance were deducted in calculating Net Proceeds and, therefore, reduced the amounts payable to the WTU.

     In preparation of our estimates, we relied on production histories, accounting and cost data, engineering and geological information supplied by WPC, and data from public records. The ownership interests evaluated herein were provided by WPC and were employed as presented. No independent verification of these interests was made by Miller and Lents, Ltd.

     Capital expenditures to plug and abandon wells are considered to be equal to the salvage values of the wells at the time of abandonment. We did not include any consideration for the future environmental restoration that might be required as such was beyond the scope of our assignment. In our projection of future net revenues, no provisions are made for production prepayments or for the consequences of future production balancing. As instructed, we assumed for purposes of this report, that the Trust will continue as long as there is economic production from the contributing properties.

     The evaluations presented in this report, with the exceptions of those parameters specified by others, reflect our informed judgments based on accepted standards of professional investigation but are subject to those generally recognized uncertainties associated with interpretation of geological and engineering information. Government policies and market conditions different from those employed in this study may cause the total quantity of oil or gas to be recovered, actual production rates, prices received, and operating and capital costs to vary from those presented in this report.

                                              Very truly yours,

                                              MILLER AND LENTS, LTD.


                                              BY /s/ STEPHEN M. HAMBURG
                                                 -------------------------------
                                                 Stephen M. Hamburg, P.E.



SMH/psh

                      WILLIAMS COAL SEAM GAS ROYALTY TRUST
                 RESERVES AND ECONOMICS AS OF DECEMBER 31, 2003
                    UNDERLYING PROPERTIES AND TRUST INTERESTS

                         NON-ESCALATED 12/31/2003 PRICES
                              TOTAL PROVED RESERVES


                                                    Underlying Properties
        -------------------------------------------------------------------------------------------------------------
                      Natural Gas, MMCF                                               Net Oper Costs, M$
        ---------------------------------------------      Revenue      ---------------------------------------------
                                            Price           to Net          Oper           Adv&Sev         Future
Year        Gross            Net            $/Mcf          Intr M$          Expns           Taxes          Capital
-----   -------------   -------------   -------------   -------------   -------------   -------------   -------------
 2004         222,828          18,354           4.154          76,247           4,027           8,511           2,528
 2005         203,203          15,998           4.157          66,497           3,525           7,454           4,189
 2006         183,849          14,669           4.161          61,032           3,257           6,890           4,518
 2007         170,928          13,819           4.165          57,556           3,097           6,549           4,537
 2008         153,169          12,379           4.167          51,586           2,790           5,895
 2009         120,429           9,747           4.166          40,607           2,191           4,629
 2010          95,072           7,713           4.165          32,121           1,729           3,654
 2011          75,370           6,133           4.164          25,536           1,372           2,898
 2012          60,008           4,902           4.162          20,404           1,094           2,311
 2013          47,966           3,935           4.161          16,376             877           1,852
 2014          38,469           3,171           4.161          13,193             705           1,489
 2015          30,935           2,562           4.160          10,655             569           1,201
 2016          24,821           2,056           4.158           8,552             455             962
 2017          19,438           1,638           4.157           6,809             362             764
 2018          15,390           1,301           4.155           5,408             286             605
 2019          12,017           1,024           4.153           4,253             224             474
 2020           9,286             800           4.150           3,320             174             368
 2021           7,562             658           4.150           2,730             143             302
 2022           6,318             553           4.150           2,294             120             254
 2023           5,255             464           4.151           1,926             101             214
 2024           4,350             387           4.153           1,605              85             179
 2025           3,573             321           4.154           1,332              70             149
 2026           2,935             268           4.157           1,113              59             125
 2027           2,406             222           4.160             923              49             104
 2028           1,975             187           4.161             779              42              88
 2029           1,597             156           4.162             648              35              73
AFTER           3,793             390           4.170           1,624              88             187
TOTAL       1,522,940         123,804           4.161         515,124          27,525          58,178          15,773







                             Underlying Properties                                    Trust Interests
        -------------------------------------------------------------   ---------------------------------------------
           Future Net Revenue, M$             Tax Credits, M$                              Future Net Revenue, M$
        -----------------------------   -----------------------------                   -----------------------------
                             Disc                            Disc           Net                             Disc
Year       Annual            @10%          Annual            @10%           MMCF           Annual           @10%
-----   -------------   -------------   -------------   -------------   -------------   -------------   -------------
 2004          61,181          58,233                                           6,790          14,863          14,147
 2005          51,329          44,225                                           5,714          12,479          10,752
 2006          46,367          36,164                                           4,738          10,340           8,064
 2007          43,373          30,622                                           4,045           8,799           6,212
 2008          42,901          27,417                                           3,777           8,127           5,193
 2009          33,787          19,546                                           3,086           6,645           3,844
 2010          26,738          14,002                                           2,488           5,368           2,811
 2011          21,265          10,080                                           2,156           4,633           2,196
 2012          16,998           7,294                                           1,785           3,835           1,646
 2013          13,648           5,301                                           1,733           6,835           2,655
 2014          10,998           3,867                                           1,427           5,628           1,979
 2015           8,886           2,828                                           1,177           4,642           1,478
 2016           7,135           2,056                                             969           3,823           1,102
 2017           5,684           1,483                                             797           3,144             820
 2018           4,517           1,067                                             657           2,590             612
 2019           3,555             759                                             540           2,131             455
 2020           2,778             538                                             444           1,749             339
 2021           2,285             400                                             371           1,464             256
 2022           1,920             305                                             313           1,236             196
 2023           1,611             231                                             263           1,038             149
 2024           1,342             174                                             219             865             112
 2025           1,113             132                                             182             717              85
 2026             929              99                                             152             599              64
 2027             769              73                                             126             496              47
 2028             650              57                                             106             419              36
 2029             540              42                                              88             348              27
AFTER           1,350              76                                             220             872              49
TOTAL         413,650         267,071                                          44,363         113,683          65,326





               Trust Interests
        -----------------------------
              Tax Credits, M$
        -----------------------------
                             Disc
Year       Annual            @10%
-----   -------------   -------------
 2004
 2005
 2006
 2007
 2008
 2009
 2010
 2011
 2012
 2013
 2014
 2015
 2016
 2017
 2018
 2019
 2020
 2021
 2022
 2023
 2024
 2025
 2026
 2027
 2028
 2029
AFTER
TOTAL



--------------------------------------------------------------------------------

                             THIS PAGE IS A PART OF
                 A MILLER AND LENTS, LTD. REPORT AND SHOULD NOT
DATE: 01/2004         BE USED INDEPENDENTLY OF THE REPORT.               TABLE 1